UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

18101 Von Karman Avenue, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2004 and subsequent Quarterly Reports on Form 10-Q.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On December 15, 2005, Edison Mission Energy’s indirect subsidiary, Midwest Generation, LLC, completed a refinancing of indebtedness. The refinancing was effected through the amendment and restatement of Midwest Generation’s existing credit facility, originally entered into April 27, 2004, and previously amended and restated on April 18, 2005, with Citicorp North America, Inc. as administrative agent for a syndicate of lenders. The existing credit facility, as previously amended and restated, provided for approximately $343 million of first priority secured institutional term loans due in 2011 and $500 million of first priority secured revolving credit, working capital facilities, $200 million due in 2009 and $300 million due in 2011, with a lender option to require prepayment in 2010.  As of the refinancing effective date, approximately $333 million was outstanding under the term loan. Citicorp North America, Inc. continues as administrative agent for the syndicate of lenders.

The refinancing consists of, among other things, a reduction in the interest rate applicable to the term loan and the working capital facilities, and a modification of financial covenants.  After giving effect to the refinancing, all of the facilities carry a lower interest rate of LIBOR + 1.75%.  The maturity date of the repriced term loan remains 2011.  The previously existing working capital facilities have been combined into one $500 million facility, maturing in 2011, with a lender option to require prepayment in 2010.  Also, as part of the refinancing, Midwest Generation’s financial covenants are modified, with its consolidated interest coverage ratio for the immediately preceding four consecutive fiscal quarters to be at least 1.40 to 1 (increased from 1.25 to 1), and its secured leverage ratio for the 12-month period ended on the last day of the immediately preceding fiscal quarter to be no greater than 7.25 to 1 (reduced from 8.75 to 1).  As of September 30, 2005, Midwest Generation’s consolidated interest coverage ratio was 4.13 and its secured leverage ratio was 3.06.

In summary, after completion of the refinancing, Midwest Generation has $333 million outstanding under its term loan and a $500 million of working capital facility available for working capital requirements, including credit support for hedging activities. Approximately $175 million is currently utilized under the working capital facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

(Registrant)

Date:	December 15, 2005	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer